                                                                  Exhibit 10.3
                                OPTION AGREEMENT


     AGREEMENT made this 30th day of December, 1982 by and between ALZA CORPORATION, a California corporation ("ALZA") and ALZA TTS RESEARCH PARTNERS, LTD., a California limited partnership (the "Partnership").

                                R E C I T A L S:
                                - - - - - - - -

     A. On the date hereof, ALZA and the Partnership have entered into a Technology License Agreement and a Development Contract.

     B. Pursuant to the Development Contract, the Partnership will employ ALZA to perform the research and development work described therein, which is anticipated to result in Products.

     C. In order to induce ALZA to enter into the Technology License Agreement and in order to carry out the commercial exploitation of Products, the Partnership desires to grant to ALZA certain options as set forth herein.

     NOW, THEREFORE, the parties agree as follows:

     1.   DEFINITIONS

          1.1 "ALZA Proprietary Rights" shall have the meaning set forth in the Development Contract.

          1.2 "Confidential Information" shall mean all Partnership Technology disclosed to ALZA hereunder except information that:

               (a) is known to or used by ALZA prior to the time of disclosure hereunder;

               (b) lawfully is disclosed to ALZA by a third party having the right to disclose it; or

               (c) either before or after the time of disclosure to ALZA becomes known to the public other than by an unauthorized act or omission of ALZA or its employees or agents.

          1.3 "Completion" of a Product shall mean the actual reduction to practice of such Product within the meaning of Section 102(g) of Title 35 of the United States Code.

          1.4 "Continuation Option" shall mean the option granted to ALZA pursuant to Section 3 of this Agreement.

          1.5 "Development Contract" shall mean the Research and Development Agreement of even date herewith between the Partnership and ALZA.

          1.6 "Discontinued Product" shall mean any Product or Product Candidate for which the Partnership (i) has commenced a Product Development Program but has determined for any reason to discontinue permanently the activities thereunder prior to obtaining regulatory approval in the United States or in two other Major Market Countries and (ii) has given ALZA the notice described in Section 3.1 hereof.

          1.7  "FDA" shall mean the United States Food and Drug
Administration.

          1.8 "License Option" shall mean the option granted to ALZA pursuant to Section 2 of this Agreement.

          1.9 "Licensed Technology" shall have the meaning set forth in the Development Contract.

          1.10 "Major Market Country" shall mean any one of the United States, Japan, West Germany, Italy, France or the United Kingdom.

          1.11 "NDA" shall mean a new drug application as that term is defined in the United States Food, Drug and Cosmetics Act.

          1.12 "Partnership License Agreement" shall mean an exclusive license agreement between ALZA and the Partnership substantially in the form of Exhibit A to this Agreement.

          1.13 "Partnership Technology" shall have the meaning set forth in the Development Contract.

          1.14 "Product" shall have the meaning set forth in the Development Contract.

          1.15. "Product Candidate" shall have the meaning set forth in the Development Contract.

          1.16 "Product Development Program" shall have the meaning set forth in the Development Contract.

          1.17 "Proprietary Rights" shall have the meaning set forth in the Development Contract.

          1.18 "Prospectus" shall have the meaning set forth in the Development Contract.

          1.19 "Technology License Agreement" shall mean the Technology License Agreement of even date herewith between ALZA and the Partnership.

     2.   LICENSE OPTION

          2.1 GRANT OF LICENSE OPTION. On the terms and subject to the conditions of this Agreement, the Partnership hereby grants to ALZA a License Option for each Product.

          2.2 TIME FOR EXERCISE. Subject to Section 3.7, ALZA may exercise the License Option with respect to each Product at any time beginning one year and one day after the Completion of the Product and ending on the later of (i) 90 days after such date and (ii) 90 days after the Partnership notifies ALZA of receipt of the first to be received of either (a) approval by the FDA of the NDA relating to the Product or (b) comparable regulatory approval of the Product in any two other Major Market Countries. The License Option for any Product automatically will expire if not exercised within the foregoing time period. The Partnership promptly will notify ALZA upon the Completion of each Product.

          2.3 MANNER OF EXERCISE. ALZA shall exercise any License Option by delivering to the Partnership, within the time period described in Section
2.2 above, a notice of exercise specifying the Product as to which the License Option is exercised. A Partnership License Agreement for such Product shall be deemed to be effective as of the date of such notice of exercise without the necessity of any additional action by the parties. For the convenience of the parties, however, the Partnership shall, upon receipt of ALZA's notice, forward to ALZA two executed copies of a Partnership License Agreement dated the effective date; ALZA shall execute both copies and return one to the Partnership as soon as possible. Failure of either or both of the parties to execute such Partnership License Agreement shall not, however, affect the effectiveness of the license granted thereby. The parties shall enter into a separate Partnership License Agreement for each Product as to which ALZA elects to exercise a License Option.

     3.   CONTINUATION OPTION

          3.1  GRANT OF CONTINUATION OPTION.  In the event that the
Partnership determines to discontinue permanently the Product Development Program for any Product or Product Candidate prior to obtaining regulatory approval either (i) by the FDA or (ii) by comparable regulatory authorities in two other Major Market Countries, the Partnership immediately shall notify ALZA to such effect. On the date of such notice, such Product or Product Candidate automatically shall become a Discontinued Product. On the terms and subject to the conditions of this Agreement, the Partnership hereby grants to ALZA a Continuation Option with respect to each Discontinued
Product. Under each Continuation Option, ALZA shall have the right to continue the development of a Discontinued Product until the earlier of receipt of (i) approval by the FDA of the NDA relating to the Product or (ii) comparable regulatory approval in two other Major Market Countries. If ALZA exercises the Continuation Option, ALZA will proceed with a view to Completion of the Discontinued Product and obtaining regulatory approvals thereof. From time to time as reasonably requested by the Partnership, ALZA will provide the Partnership with reports on the progress of the development of a Discontinued Product and any regulatory approvals thereof.

          3.2 TIME FOR EXERCISE. ALZA may exercise its Continuation Option with respect to any Discontinued Product at any time beginning on the date on which it receives the notice described in Section 3.l and ending 90 days after the termination for any reason of the Development Contract; provided, however, that if at any time beginning 90 days after such notice for any Product or Product Candidate, ALZA has not exercised its Continuation Option for such Product or Product Candidate and the Partnership obtains an offer from a third party to Complete the Product or Product Candidate, the Partnership shall so notify ALZA and, for a period of 30 days thereafter, ALZA may exercise its Continuation Option for such Product. If ALZA does not exercise its Continuation Option within such 30-day period, but the Partnership for any reason does not consummate an agreement with the third party to Complete the

Product or Product Candidate, the Continuation Option for the Product or Product Candidate will remain in effect. If the Partnership enters into a written agreement with such third party to Complete the Product or Product Candidate, on the date of such agreement, ALZA's License Option and Continuation Option for such Product or Product Candidate automatically shall terminate.

          3.3 MANNER OF EXERCISE. ALZA shall exercise its Continuation Option by delivering to the Partnership, within the applicable time periods described in Section 3.2 above, a notice of exercise specifying the Discontinued Product as to which the Continuation Option is being exercised.

          3.4 SIMULTANEOUS OPTIONS. Subject to the other provisions of this Agreement, if the Partnership already has notified ALZA of the Completion of a Product in accordance with Section 2.2 prior to determining to discontinue the Product Development Program for that Product, then ALZA will have a simultaneous License Option and Continuation Option for such Discontinued Product, and ALZA may exercise either or both such options in accordance with the applicable provisions of this Agreement.

          3.5 ALZA RIGHTS UPON COMPLETION OF A DISCONTINUED PRODUCT. If ALZA exercises a Continuation Option prior to the Completion of a Discontinued Product, ALZA immediately shall notify the Partnership upon the Completion of the Discontinued Product, and thereafter ALZA shall have the right to exercise its License Option for such Discontinued Product during the same periods and in the same manner as described in Sections 2.2 and 2.3. After such notice, ALZA may nonetheless, without exercising the License Option for such Discontinued Product, continue the development of such Product until the earlier of (i) FDA approval of the NDA for the Discontinued Product or (ii) comparable regulatory approval in two other Major Market Countries.

          3.6 PARTNERSHIP LICENSE AGREEMENTS FOR DISCONTINUED PRODUCTS. If ALZA exercises the License Option for any Discontinued Product in accordance with Section 2, the parties shall enter into a Partnership License Agreement on the same terms as set forth in Exhibit A hereof, except that the royalties to be paid to the Partnership by ALZA in respect of any Discontinued Product shall be the royalties payable under subsections 3.1(a) and 3.1(b) of Exhibit A reduced by the number obtained by multiplying the royalties otherwise so payable by a fraction, the numerator of which shall be all Development Costs (as defined and described in the Development Contract) paid by ALZA with respect to the Discontinued Product through the date of the earlier of (i) approval of the Product by the FDA or (ii) approval of the Product by comparable regulatory authorities in two other Major Market Countries, and the denominator of which shall be all of the Development Costs paid with respect to such Discontinued Product by both ALZA and the Partnership through such date. Within 60 days after ALZA's exercise of any License Option for a Discontinued Product, each party shall provide the other party with a written accounting of all Development Costs of the Discontinued Product paid or expended by such party through the date of such exercise. As soon as practicable thereafter, the Partnership shall forward to ALZA two copies of an executed Partnership License Agreement modified in accordance with this Section 3.6; ALZA shall execute both copies and return one to the Partnership as soon as possible. The Partnership License Agreement shall be deemed to be effective as of the date of ALZA's notice of exercise of the License Option for the Discontinued Product, and failure of either or both of the parties to execute the Partnership License Agreement shall not affect the effectiveness of the license granted thereby. If, on the effective date of the Partnership License Agreement, the Product has not been approved by either (i) the FDA or (ii) comparable regulatory authorities in two other Major Market Countries, the Partnership License Agreement for that Product automatically shall be amended, on and effective as of the date that the earlier of such approvals is obtained, to fix a new royalty rate calculated as set forth above, but reflecting the total Development Costs paid by ALZA through the date of the FDA approval or the regulatory approvals in two other Major Market Countries, whichever is earlier. Within 60 days after receipt of the relevant approval or approvals, ALZA will provide the Partnership with a complete accounting of all such Development Costs and the parties shall execute an amendment to the Partnership License Agreement setting forth the new royalty rate, which shall be payable with respect to all royalties due beginning on the date of such approval or approvals.

          3.7 RIGHTS UPON TERMINATION OF OR FAILURE TO CONTINUE DEVELOPMENT. If ALZA exercises its Continuation Option with respect to any Discontinued Product and continues the development thereof, but either does not later exercise its License Option or determines, prior to receipt of either (i) FDA approval or (ii) comparable regulatory approval in two other Major Market Countries not to further continue such development for any reason, ALZA shall so notify the Partnership and the License Option for such Product automatically shall terminate on the date of such notice. Beginning on the date of such notice, the Partnership shall have the right to license, manufacture, use, commercialize, sell or otherwise dispose of the Discontinued Product in the same manner and to the same extent as though ALZA had not exercised the Continuation Option; provided, however, that 50% of the proceeds of any such license, manufacture, use, commercialization, sale or other disposition of the Discontinued Product received by the Partnership shall be paid by the Partnership to ALZA until ALZA has been reimbursed for all Development Costs of the Discontinued Product paid by

ALZA through the date of ALZA's notice hereunder. Within 60 days after such notice, ALZA shall deliver to the Partnership a written accounting of the Development Costs of such Discontinued Product paid or expended by it through the date of ALZA's notice.

          3.8 REVIEW OF BOOKS AND RECORDS. In the event of the exercise of any Continuation Option hereunder, each party shall have the right, at all reasonable times and at its own expense, to examine or have examined by a certified public accountant or similar person reasonably acceptable to the other party, pertinent books and records of the other party, for the sole purpose of determining the Development Costs paid or expended by the other party. This right may be exercised only once with respect to each Product or Product Candidate and must be exercised within two years after the license or other disposition of the Product.

     4.   NO CONFLICT

     The Partnership agrees that no license, sale or other commercial exploitation of any Product or Product Candidate has been or shall be made or offered to any person or entity on any basis that is or will be in conflict with this Agreement or any Product License Agreement unless or until, with respect to any Product or Product Candidate, the periods of time set forth in
Section 2.2 and Section 3.2, as applicable, have elapsed.

     5.   ACCESS TO INFORMATION

          5.1 INFORMATION AVAILABLE. Subject to the restrictions on disclosure of Confidential Information set forth in Section 6 below, the Partnership shall make available to ALZA at all reasonable times all Partnership Technology.

          5.2 CONSULTATION. The Partnership shall consult with ALZA and inform it on a continuing basis of developments and the current state of the Partnership Technology and will review from time to time with ALZA the progress towards Completion of the Products.

     6.   CONFIDENTIALITY

          6.1 USE OF CONFIDENTIAL INFORMATION. During the term of this Agreement, and for a period of five years following its termination, ALZA shall maintain in confidence all Confidential Information; provided, however, that nothing contained herein shall prevent ALZA from disclosing any Confidential Information to the extent that such Confidential Information (i) is required to be disclosed in connection with the securing of necessary governmental authorization for the marketing of Products or (ii) is required to be disclosed by law for the purpose of complying with governmental regulations.

          6.2  SURVIVAL OF TERMS.  The obligations of ALZA pursuant to
Section 6.1 shall survive the termination of this Agreement for any reason.

     7.   DISCLAIMERS

          THE PARTNERSHIP DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY (i) THAT PARTNERSHIP TECHNOLOGY OR LICENSED TECHNOLOGY OR THE USE THEREOF, OR ANY PRODUCT CANDIDATES OR PRODUCTS INCORPORATING OR MANUFACTURED BY THE USE THEREOF, WILL BE FREE FROM CLAIMS OF PATENT INFRINGEMENT, INTERFERENCE OR UNLAWFUL USE OF PROPRIETARY INFORMATION OF ANY THIRD PARTY AND (ii) OF THE ACCURACY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS OR MERCHANTABILITY OF THE PARTNERSHIP TECHNOLOGY OR LICENSED TECHNOLOGY OR THEIR SUITABILITY OR THE FITNESS THEREOF FOR ANY PURPOSE WHATSOEVER INCLUDING, WITHOUT LIMITATION, THE DESIGN, DEVELOPMENT, MANUFACTURE, USE OR SALE OF PRODUCT CANDIDATES OR PRODUCTS. THE PARTNERSHIP DISCLAIMS ALL OTHER WARRANTIES OF WHATEVER NATURE, EXPRESS OR IMPLIED.

     8.   EFFECTIVE DATE; TERMINATION

          8.1 EFFECTIVE DATE. This Agreement automatically shall become effective on the date of the closing of the sale of the Class A Limited Partnership interests described in the Prospectus.

          8.2 TERMINATION. This Agreement shall terminate when all of the License Options and Continuation Options either shall have been exercised or shall have terminated in accordance with Sections 2 and 3 of this Agreement as to each Product or Product Candidate.

     9.   MISCELLANEOUS

          9.1 WAIVER. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

          9.2 NOTICES. Any notice or other communication required or permitted to be given to either party under this Agreement shall be given in writing and shall be delivered by hand or by registered or certified mail, postage prepaid and return receipt requested, addressed to each party at the following addresses or such other address as may be designated by a notice pursuant to this Section 9.2:

     If to Partnership:       ALZA TTS Research Partners, Ltd.
                              c/o ALZA Development Corporation
                              950 Page Mill Road
                              Palo Alto, California  94304
                              Attention:  President

     If to ALZA:              ALZA Corporation
                              950 Page Mill Road
                              Palo Alto, California  94304
                              Attention:  President

Any notice or communication given in conformity with this Section 9.2 shall be deemed effective when received by the addressee, if delivered by hand, and five days after mailing, if mailed.

          9.3 HEADINGS. The section headings contained in this Agreement are included for convenience only and form no part of the Agreement between the parties.

          9.4 SEVERABILITY. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall continue in full force without being impaired or invalidated in any way.

          9.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

          9.6 AMENDMENTS. No amendment, modification or addition hereto shall be effective or binding on either party unless set forth in writing and executed by a duly authorized representative of the party to be charged.

          9.7 NO EFFECT ON OTHER AGREEMENTS. No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the parties except as specifically provided in such other agreements.

          9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the

State of California as applied to residents of that state entering into contracts wholly to be performed in that state.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   ALZA TTS RESEARCH PARTNERS, LTD.
                                     by ALZA Development Corporation,
                                     its General Partner


                                   By  /s/ Peter F. Carpenter
                                     ---------------------------------
                                        Peter F. Carpenter, President


                                   ALZA Corporation


                                   By  /s/ Martin S. Gerstel
                                     ---------------------------------
                                        Martin S. Gerstel, President

                                                             Exhibit A
                          PARTNERSHIP LICENSE AGREEMENT

     Agreement made this * day of *, 19*, by and between ALZA
Corporation, a California corporation ("Licensee"), and ALZA TTS Research Partners, Ltd., a California limited partnership ("Licensor").

                                 R E C I T A L S:
                                 - - - - - - - -

     A. Licensor and Licensee have entered into an Option Agreement and related agreements dated December 30, 1982.

     B. Section 2 of the Option Agreement provides for a license, the terms of which are to be set forth herein.

     NOW THEREFORE, the parties agree as follows:

     1.   DEFINITIONS

          1.1 "Affiliate" shall mean a corporation or any other business entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the designated party. "Control" shall mean ownership of least 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation and at least 50% of the interests in profits in the case of a business entity other than a corporation.

* To be dated in accordance with section 2.3 of the Option Agreement.

          1.2 "ALZA Proprietary Rights" shall mean Proprietary Rights to the extent owned or controlled by ALZA and which ALZA has the right to license.

          1.3 "Confidential Information" shall mean all Partnership Technology including, without limitation, the originals or copies of all documents, inventories, laboratory, notebooks, drawings, specifications, bills of materials, devices, equipment, prototype models and tangible manifestations relating to or embodying any Partnership Technology disclosed by Licensor to Licensee hereunder, except any of the foregoing that:

               (a) is known to or used by Licensee prior to the time of disclosure hereunder;

               (b) lawfully is disclosed to Licensee by a third party having the right to disclose it; or

               (c) either before or after the time of disclosure to Licensee becomes known to the public other than by an unauthorized act or omission of Licensee or its employees or agents.

          1.4 "Development Contract" shall mean the Research and Development Agreement between the parties dated December 30, 1982.

          l.5  "FDA" shall mean the United States Food and Drug Administration.

          1.6 "Licensed Product" shall mean the product listed on Schedule A hereto.


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

          1.7 "Licensed Technology" shall mean ALZA Proprietary Rights existing during the term of this Agreement which are necessary or useful for the development, manufacture or commercialization of the Licensed Product.

          1.8 "Major Market Country" shall mean any one of France, Italy, Japan, the United Kingdom, the United States or West Germany.

          1.9 "NDA" shall mean a new drug application as defined under The United States Food, Drug and Cosmetic Act, pursuant to which FDA permission to market a "new drug" is requested.

          1.10 "Net Sales" shall mean the amount received from commercial sales of a Licensed Product by any person to independent, unrelated parties in bona fide arm's-length transactions, less the following deductions: (i) trade and/or quantity discounts actually allowed and taken in such amounts as are customary in the trade; (ii) commissions paid or allowed to independent brokers and agents; (iii) taxes on any sale to the extent included in the amount billed; (iv) three percent of the amount billed or invoiced to cover transportation charges and discounts other than those described above; and
(v) amounts repaid or credited by reason of rejections, defects or returns or because of retroactive price reductions.

          1.11 "Option Agreement" shall mean the Option Agreement between the parties dated December 30, 1982.

          1.12 "Partnership Technology" shall mean (i) Proprietary Rights which are generated, developed, conceived or first reduced to practice by or for the benefit of Licensor pursuant to the Development Contract, but solely to the extent such Proprietary Rights are required to make, use and sell the Licensed Product and (ii) such other rights relating to the Licensed Product as may be acquired by Licensor from persons other than Licensee and relating to the subject matter of this Agreement.

          1.13 "Patent Rights" shall mean any and all patents which cover inventions included within Partnership Technology. Copies of such patents shall be attached to this Agreement as Schedule B, which shall be modified as required from time to time.

          1.14 "Proprietary Rights" shall mean data, inventions, information, processes, know how, patents, patent applications and trade secrets.

     2.   GRANT OF LICENSE

          Licensor hereby grants to Licensee the worldwide right and license to practice, and to sublicense others to practice, the Partnership Technology to manufacture, use, commercialize and sell the Licensed Product; provided, however, that Licensee shall not have the right to grant any sublicense to Ciba-Geigy Limited, a corporation of Switzerland, or any of its Affiliates. The license granted hereunder shall be an exclusive license until the date that is thirteen years after the actual reduction to practice of the Licensed Product. As soon as the Licensed Product has been actually reduced to practice, Licensor promptly shall so notify Licensee and the date until which this License is exclusive shall be set forth on Schedule A by each party. On the date listed on Schedule A, the license granted hereby automatically shall become a non-exclusive license, but Licensee shall continue to have sublicensing rights to the extent set forth above.

     3.   ROYALTIES AND OTHER PAYMENTS

          3.1 PAYMENTS. In consideration of the grant of the license, Licensee shall make the following payments to Licensor with respect to the Licensed Product:

               (a) A royalty of five percent (or such lesser percentage as may be required by applicable laws of any country) of the Net Sales by Licensee and its Affiliates for Licensed Products sold or otherwise disposed of by Licensee and its Affiliates, but not with respect to any sales to distributors who agree to pay royalties or make percentage of sale payments to Licensee or such Affiliates (in which case such royalties or payments shall be subject to Section 3(b) below).

               (b) A payment of 50 percent of any royalties or percentage of sales payments received by Licensee or any Affiliate under either (i) any sublicense of the

Partnership Technology for the manufacture, use, commercialization or sale of the Licensed Product or (ii) any distribution agreements for the Licensed Product entered into with distributors who agree to pay royalties or make percentage of sales payments to Licensee or any Affiliate.

               (c) A payment of 50 percent of any "front-end" distribution fees, prepaid royalties, or similar one-time, infrequent or special payments not included in Section 3.1(b).

          3.2 GUARANTEED PAYMENTS. If, at the end of any calendar year, the aggregate payments by Licensee to Licensor pursuant to section 3.1(a), 3.1(b) and 3.1(c) (together, the "Aggregate Payments") and the "Guaranteed Payments", if any under this Section 3.2 are less than 4% of the aggregate Net Sales of the Licensed Product by the sublicensees and distributors from whom the Aggregate Payments were received, Licensee shall pay Licensor an additional amount (a "Guaranteed Payment") equal to the difference between
(i) the Aggregate Payments and any Guaranteed Payments theretofore made and
(ii) 4% of such Net Sales to such date. The Guaranteed Payment, if any, due to Licensor under this Section 3.2 shall be calculated annually. The Guaranteed Payment, if any, due for any calendar year shall be included in and shall be paid simultaneously with, the last quarterly report for such year by Licensee under Section 6.

          3.3 TERM OF PAYMENTS. The obligation to pay royalties hereunder shall continue until (i) the expiration of the last to expire of the Patent Rights or (ii) if there never are any Patent Rights, 20 years after the date of the actual reduction to practice of the Licensed Product.

     4.   CREDITS AGAINST PAYMENTS DUE

          Notwithstanding the provisions of Section 3, Licensee shall receive, as a credit against payments otherwise due under Section 3, an amount equal to 50% of Licensee's costs and expenses of obtaining regulatory approval of the Licensed Product in any country incurred after regulatory approval has been obtained from either (i) the FDA or (ii) comparable regulatory authorities in two other Major Market Countries. Such credit with respect to any such additional approval shall be taken against payments otherwise due under Section 3 after the date of such additional approval.

     5.   CONFIDENTIAL INFORMATION

          Licensee agrees that it, its Affiliates and its sublicensees shall not use Confidential Information received from Licensor hereunder for any other purpose than for fulfilling the purpose of this Agreement. Licensee agrees that it, its Affiliates and its sublicensees shall, during the term of this Agreement and for a period of five years after its termination for any reason, hold in confidence all Confidential Information except to the extent that such Confidential Information (i) is required to be disclosed in connection with the securing of necessary governmental authorization for the marketing of the Licensed Product, (ii) is required to be disclosed by law for the purpose of complying with governmental regulations or (iii) is required to be disclosed for the purpose of sublicensing or distribution as provided herein.

     6.   ACCOUNTING

          6.1 REPORTS. Within 90 days after the end of each calendar quarter during the term of this Agreement, Licensee shall render an accounting to Licensor with respect to all payments due and all credits taken for such quarter. Such report shall indicate for such calendar quarter the quantity and dollar amount of sales of the Licensed Product by Licensee, its Affiliates, sublicensees and distributors with respect to which such payments are due or credits are taken; provided, however, that if Licensee shall not have received from any foreign sublicensee or distributor a report of its sales, then such sales may be included in the next quarterly report. In case no payment is due for any calendar quarter, Licensee shall so report. Licensee shall keep accurate records in sufficient detail to enable the payments due hereunder to be determined.

The report for the last quarter of each calendar year also shall include the calculation of any Guaranteed Payment due under Section 3.2.

          6.2 REVIEW BY ACCOUNTANTS. At Licensor's request, Licensee shall permit an independent public accountant selected by Licensor to have access, once in each calendar year during regular business hours and upon reasonable notice to Licensee, to such of the records of Licensee as may be necessary to verify the accuracy of the reports and payment made under this Agreement, but said accountant shall not disclose to Licensor any information except that which should properly have been contained in such reports. The right of review of each quarterly account shall terminate two years after Licensor's receipt thereof.

     7.   TIMES AND CURRENCIES OF PAYMENTS

           7.1 PAYMENTS. Payments shown by each calendar quarter report to have accrued shall be due and payable on the date such report is due and shall be paid in United States dollars. Any and all taxes due or payable on such payments or with respect to the remittance thereof shall be deducted from such payments and shall be paid by Licensee to the proper taxing authorities, and proof of payment shall be secured and sent to Licensor as evidence of such payment. The rate of exchange to be used in computing the amount of the United States dollars due to Licensor in satisfaction of payment obligations with respect to sales in foreign countries shall be calculated at the exchange ratio set by Citibank N.A., New York, New York for the purchase of United States dollars with the currency of the country of origin of such payment on the last business day of the calendar quarter for which payment is being made. Settlement of payment obligations shall be made by bank wire transfers.

          7.2 CERTAIN FOREIGN PAYMENTS. If governmental regulations prevent remittance from any foreign country of any amounts due under Section 3 in respect of that country, Licensee shall so notify Licensor in writing, and the obligation under this Agreement to make payments in respect of sales in that country shall be suspended (but the amounts due but not paid shall continue to accrue) until such remittances are possible. Licensor shall have the right, upon written notice to Licensee, to receive payment in any such country in the local currency.

          7.3 LATE PAYMENTS. Any payments due hereunder that are not made when due shall bear interest at the lesser of 18% per annum or the maximum rate as may be allowed by law, beginning on the date when Licensor has notified Licensee that such payments are overdue.

     8.   PATENTS

          8.l NOTICE OF PATENTS. Licensor shall advise Licensee of the issuance, lapse, revocation, surrender, invalidation or abandonment of any patent included in Patent Rights; provided, however, that Licensor shall not revoke, surrender, abandon or permit to lapse any such patent without 60 days prior written notice to Licensee of its intention to do so. In the event of such notice, Licensee shall have the right to continue the prosecution or maintenance of any such patent at its own expense, and such patent shall thereafter be licensed to Licensee on a royalty-free basis.

          8.2  PATENT INFRINGEMENT.

               (a) If a third party infringes, by the manufacture or sale of a Product competitive with the Licensed Product in any country, any patent included within Patent Rights, Licensee may, at its own expense and with the right to all recoveries, bring legal action to restrain such infringement and for damages. If Licensee fails to take the necessary steps to restrain such infringement by litigation or otherwise, and if such infringing product achieves a sales volume equal to ten percent of the sales volume of the Licensed Product sold by Licensee, its Affiliates, sublicensees and distributors in the country, then Licensor may institute, in its own name, at its own expense and with the right to all recoveries, such litigation or other appropriate action as it may deem necessary to terminate such infringement, provided that Licensor has first given to Licensee 60 days advance notice of its intention to take such action, and, provided further, that Licensee has not itself taken appropriate action during such 60-day period.

               (b) If Licensor desires to bring such action in accordance with this Section 8, Licensee agrees to cooperate fully with Licensor. Licensor shall indemnify Licensee against liability for any costs awarded to the third party. If the third party in any such action brings a counteraction for invalidation or misuse of a patent included within Patent Rights, Licensor promptly shall notify Licensee and Licensee may, within 180 days of the notification, join and participate in such action at its own expense.

               (c) Each party agrees not to settle any action it brings in a manner that is prejudicial to any patent included within Patent Rights without the other party's prior written approval.

     9.   EFFECTIVE DATE AND TERM

          This Agreement will become effective on the day and year first above written in accordance with Section 2.3 of the Option Agreement and, unless terminated in accordance with any of the provisions hereof, shall remain in full force and effect thereafter; provided, however, that the obligation to make payments under Section 3 hereof shall terminate as set forth in Section 3.

     10.  DISCLAIMERS.

          LICENSOR DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY (i) THAT THE PARTNERSHIP TECHNOLOGY OR THE USE THEREOF OR THE LICENSED PRODUCT WILL BE FREE FROM CLAIMS OF PATENT INFRINGEMENT, INTERFERENCE OR UNLAWFUL USE OF PROPRIETARY INFORMATION OF ANY THIRD PARTY AND (ii) OF THE ACCURACY,

RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS OR MERCHANTABILITY OF THE PARTNERSHIP TECHNOLOGY OR THE LICENSED PRODUCT OR THEIR SUITABILITY OR FITNESS FOR ANY PURPOSE WHATSOEVER INCLUDING, WITHOUT LIMITATION, THE DESIGN, DEVELOPMENT, MANUFACTURE, USE OR SALE OF THE LICENSED PRODUCT. LICENSOR DISCLAIMS ALL OTHER WARRANTIES OF WHATEVER NATURE, EXPRESS OR IMPLIED.

     11.  TERMINATION.

          11.1 Licensor may, in its discretion, terminate this Agreement in the event that Licensee:

               (a) breaches any material obligation hereunder and such breach continues for a period of 60 days after written notice thereof; or

               (b) enters into any proceeding, whether voluntary or otherwise, in bankruptcy, reorganization or arrangement for the appointment of a receiver or trustee to take possession of Licensee's assets or any other proceedings under any law for the relief of creditors or makes an assignment for the benefit of its creditors.

          11.2 CONSEQUENCES OF TERMINATION. Termination of this Agreement for any reason shall be without prejudice to:

               (i)  the obligations of confidentiality provided in Section 5;

               (ii) the rights and obligations provided for in Section 6;

               (iii)Licensor's right to receive all payments accrued under
          Section 3 prior to the effective date of such termination; and

               (iv) any other remedies which either party may then or thereafter have hereunder or otherwise.

If Licensor terminates this Agreement pursuant to this Section 11, Licensee shall (i) cease to use the Partnership Technology and Confidential Information received from Licensor hereunder, (ii) discontinue production of the Licensed Product and (iii) return to Licensor all documents and materials containing Confidential Information and Partnership Technology supplied by Licensor hereunder.

     12.  ASSIGNMENT

          Licensee may assign its rights under this Agreement to any Affiliate or any third party with which Licensee is merged or consolidated or by which Licensee is acquired or which purchases, directly or indirectly, all or substantially all of its assets. Licensee may assign its rights hereunder in whole or in part with the prior written consent of Licensor, which consent shall not be withheld unreasonably; provided, however, that any successor shall execute an agreement, in form reasonably satisfactory to Licensor, assuming each of Licensee's obligations hereunder. This Agreement shall not otherwise be assignable by Licensee without the prior written consent of Licensor.

     13.  ARBITRATION

          13.1 DISPUTES; SERVICE. In case any dispute arises out of this Agreement, the parties will endeavor to settle such dispute amicably. If the parties fail to agree, any such dispute shall be finally settled by arbitration conducted in San Francisco, California in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided in Section 14 of this Agreement shall be valid and sufficient.

          13.2 ARBITRATORS. In any arbitration pursuant to Section 13.1, the award shall be rendered by a majority of the members of a board of arbitration consisting of three members, all of whom will be appointed by the parties jointly or, if the parties cannot agree as to three arbitrators within 30 days after commencement of the arbitration proceeding, one arbitrator shall be appointed by each party within 45 days after the commencement of the arbitration proceeding, and the third shall be appointed by mutual agreement of the two appointed arbitrators, In the event of failure of said two arbitrators to agree upon the third arbitrator within 75 days after commencement of the arbitration proceeding, the third arbitrator shall be appointed by the American Arbitration

Association in accordance with its then existing rules. Notwithstanding the foregoing, if any party shall fail to appoint an arbitrator within the specified time period, such arbitrator as well as the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. For the purposes of this Section 13.2, the "commencement of arbitration proceeding" shall be deemed to be the date upon which a written demand for arbitration is received by one party from the other.

     14.  NOTICES

          Any notice or other communication required or permitted to be given to either party under this Agreement shall be in writing and shall be delivered by hand or registered mail, postage prepaid and return receipt requested, addressed to each party at the following addresses or such other addresses as may be designated by notice pursuant to this Section 14:

     If to Licensor:               ALZA TTS RESEARCH PARTNERS, LTD.
                                   c/o ALZA Development Corporation
                                   950 Page Mill Road
                                   Palo Alto, California  94304
                                   Attention:  President

     If to Licensee:               ALZA CORPORATION
                                   950 Page Mill Road
                                   Palo Alto, California  94304
                                   Attention:  President

Any notice or communication given in conformity with this Section 14 shall be deemed to be effective when received by the addressee, if delivered by hand, and five days after mailing, if mailed.

     15.  COUNTERPARTS

          This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

     16.  GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied between residents of that state entering into contracts wholly to be performed in that state.

     17.  SEVERABILITY

          If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless, continue in full force without being impaired or invalidated in any way.

     18.  AMENDMENTS.

          No amendment, modification or addition hereto shall be effective or binding on either party unless set forth in writing and executed by a duly authorized representative of the party to be charged.

     19.  WAIVER.

          No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such a waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

     20.  HEADINGS.

          The section headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.


     21.  NO EFFECT ON OTHER AGREEMENTS.

          No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the parties unless specifically referred to, and only as specifically provided, in such other agreements.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.


                              ALZA TTS RESEARCH PARTNERS, LTD.
                                By Alza Development corporation
                                  its General Partner

                              By: /s/ none
                                  ---------------------------
                                  President

                              ALZA Corporation

                              By: /s/ none
                                  ---------------------------
                                  President

                                   SCHEDULE A


THE PRODUCT:

DATE ON WHICH THIS LICENSE BECOMES NONEXCLUSIVE:

                                   SCHEDULE B

                                    PATENTS